Exhibit 4.3


                             [Loehmann's Letterhead]






                                            October 11, 1996



Securities and Exchange Commission
450 Fifth Avenue, N.W.
Washington, D.C. 20549


                                Loehmann's, Inc.
         Registration Statement on Form S-1 (Registration No. 333-12881)
         ---------------------------------------------------------------


Ladies and Gentlemen:

          In accordance with Item 601(b)(4)(iii) of Regulation S-K, Loehmann's, Inc. (the "Registrant") has not filed herewith any instrument with respect to long-term debt not being registered where the total number of securities authorized thereunder does not exceed ten percent (10%) of the total assets of the Registrant and its subsidiaries on a consolidated basis. The Registrant hereby agrees to furnish a copy of any such agreement to the Securities and Exchange Commission upon request.


                                            Sincerely,

                                            LOEHMANN'S, INC.



                                            By:    /s/ Robert Glass
                                               --------------------
                                                Name: Robert Glass
                                                Title: Senior Vice President,
                                                       Chief Financial Officer,
                                                       Treasurer and
                                                       Assistant Secretary